                                 As filed with the Securities and Exchange Commission on June 4, 2001.
                                                                                                            Registration No. 333-

\                                             SECURITIES AND EXCHANGE COMMISSION
                                                          Washington, D.C. 20549
                                                   -----------------------------------

                                                               FORM S-3
                                                         REGISTRATION STATEMENT
                                                                 UNDER
                                                       THE SECURITIES ACT OF 1933
                                                    --------------------------------

                                                          KRAMONT REALTY TRUST
                                         (Exact name of registrant as specified in its charter)
                      Maryland                                                                        256703702
           (State or other jurisdiction of                                                        (I.R.S. Employer
           incorporation or organization)                                                        Identification No.)
                                                             Plymouth Plaza
                                                        580 West Germantown Pike
                                                  Plymouth Meeting, Pennsylvania 19462
                                                             (610) 825-7100
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                                    --------------------------------

                                                          Louis P. Meshon, Sr.
                                                 President and Chief Executive Officer
                                                          Kramont Realty Trust
                                                             Plymouth Plaza
                                                        580 West Germantown Pike
                                                  Plymouth Meeting, Pennsylvania 19462
                                                             (610) 825-7100
                  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                                    --------------------------------

                                                               Copies To:

                                            Robinson Silverman Pearce Aronsohn & Berman LLP
                                                      1290 Avenue of the Americas
                                                        New York, New York 10104
                                                    Attention: Alan S. Pearce, Esq.

                                    Approximate date of commencement of proposed sale to the public:
                              From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                                     CALCULATION OF REGISTRATION FEE

                                                                     Proposed Maximum               Proposed               Amount of
         Title of Class of                     Amount                 Offering Price           Maximum Aggregate          Registration
    Securities to be Registered           to be Registered            Per Share (1)            Offering Price(1)             Fee(2)

Common Shares of Beneficial               1,100,000 shares                $12.69                   $13,959,000              $3,489.75
Interest, $.01 par value............
====================================  ========================  ==========================  ======================== ======================

(1)   Estimated solely for purposes of calculating the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the reported last high and low sales prices for the Common Shares on May 29, 2001, as reported on the New
      York Stock Exchange.
(2)   Computed in accordance with Rule 457(o) under the Securities Act to be $3,489.75,  which is equal to 0.00025 multiplied by the proposed maximum aggregate offering price of $13,959,000.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the
Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                          Subject to Completion
                                               Preliminary Prospectus, Dated June 4, 2001

PROSPECTUS
                                                          Kramont Realty Trust
                                           Distribution Reinvestment and Share Purchase Plan
                                             1,100,000 Common Shares of Beneficial Interest
                                                      ($0.01 par value per share)
                                                           ------------------

         Our Distribution Reinvestment and Share Purchase Plan provides existing shareholders, holders of the partnership units of
Kramont Operating Partnership, L.P. and interested new investors with a simple and convenient method of investing in our common shares.  Through participation in the plan, you may:

         •   have cash distributions on all of your common shares or partnership units automatically reinvested in common shares, and purchase additional common shares by making optional cash payments of $100 to $3,000 per calendar quarter;
                  or

         •   have cash distributions on a portion of your common shares or partnership units automatically reinvested in common shares while continuing to receive the remainder of your cash distributions, and purchase additional common shares by making optional cash payments of $100 to $3,000 per calendar quarter; or

         •   invest in common shares only by making optional cash payments of $100 to $3,000 per calendar quarter; or

         •   with our permission, invest in common shares only by making optional cash payments which exceed $3,000 per calendar quarter.

         The plan administrator, currently American Stock Transfer & Trust Company, will buy, at our direction, newly issued common shares directly from us or common shares in the open market or in negotiated transactions with third parties.  Subject to certain limitations, the purchase price for newly issued common shares purchased directly from us will be the market price less, only in the case of optional cash purchases, a discount we may elect to offer ranging from 0% to 3%, determined from time to time by us in our sole discretion.

                           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION
                            HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS
                            TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
                                MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                                              June __, 2001

         This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.  You should rely only on the information contained in this prospectus and the documents that are incorporated by reference.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this prospectus or any incorporated documents is accurate as of any date other than the date of the document.

                                                            TABLE OF CONTENTS
                                                                                                                                    PAGE

ADDITIONAL INFORMATION...............................................................................................................-3-
DOCUMENTS INCORPORATED BY REFERENCE..................................................................................................-3-
THE COMPANY..........................................................................................................................-4-
USE OF PROCEEDS......................................................................................................................-4-
SUMMARY  ............................................................................................................................-4-
THE PLAN ............................................................................................................................-7-
DIVIDENDS...........................................................................................................................-20-
PLAN OF DISTRIBUTION................................................................................................................-20-
LEGAL MATTERS.......................................................................................................................-21-
EXPERTS  ...........................................................................................................................-21-

                                                                  -2-

                                                         ADDITIONAL INFORMATION

         This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If the Commission's rules and regulations require that a contract or document be filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement for a complete description.  Copies of the registration statement and such exhibits may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary
Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite
1400, Chicago, Illinois 60661-2511.

         We file annual, quarterly and special reports, proxy statements and other information with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  The reports, proxy statements and other information may be inspected and copied at the locations described above.  Copies of the materials may be obtained by mail from the
Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  In addition, the
Commission maintains a Website that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.  The address of this Website is http://www.sec. gov.  Our common shares,  Series B-1 Cumulative
Convertible Preferred Shares of Beneficial Interest, par value $.01 per share, and Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share, are listed on the New York Stock Exchange and the information concerning us set forth above may be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          We furnish our shareholders with annual reports containing audited financial statements with a report by our  independent public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of the fiscal year.

                                                   DOCUMENTS INCORPORATED BY REFERENCE

         We incorporate by reference the following documents, which have been filed by us with the Commission:

         1.       Registration Statement on Form S-4 filed with the Commission on April 10, 2000 (File No. 333-34482).

         2.       Annual Report on Form 10-K for the year ended December 31, 2000.

         3.       Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         4.       All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act, since the Company became subject to the reporting requirements of the Exchange Act on June 16, 2000.

          Any future filings we will make with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the termination of the offering of the common shares made under this prospectus, will be  incorporated by reference and be considered a part of this prospectus from the date of filing.

         You should be aware that any statement contained in this prospectus or in a document incorporated by reference may be modified or superseded by a document filed with the Commission at a later date.  Any statement which has been modified or superseded shall not be considered to constitute a part of this prospectus.

         You may request a copy of these filings at no cost, by writing or telephoning us, a copy of any and all of the documents referred to above which have been or may be incorporated in this prospectus by reference, other than exhibits to those documents.  Requests should be directed to Kramont Realty Trust, Attention: Ms. Mary Gannon, Secretary, 580 West Germantown Pike, Plymouth Meeting,
Pennsylvania 19462 (telephone number (610) 825-7100).

                                                                  -3-

                                                               THE COMPANY

         Kramont Realty Trust, together with its subsidiaries, is a fully integrated, self-administered and self-managed equity real estate investment trust ("REIT") which owns and operates neighborhood and community shopping centers.

         Kramont Realty Trust was formed in December 1999 as a Maryland REIT solely for the purpose of effecting the mergers of
CV Reit, Inc. and Kranzco Realty Trust, both REITs, into the company.  Kramont Realty Trust's executive offices are located at 580
West Germantown Pike, Plymouth Meeting, Pennsylvania 19462, and its telephone number is (610) 825-7100.

         References to "we," "us" or "our" refer to Kramont Realty Trust.  Kramont Operating Partnership, L.P. is referred to as the
"Partnership".  References to "common shares" mean common shares of beneficial interest, par value $.01 per share, of Kramont Realty
Trust and references to "partnership units" mean units of limited partnership interest in Kramont Operating Partnership, L.P.

                                                             USE OF PROCEEDS

         We will receive the proceeds from any sale of newly issued common shares purchased by the plan administrator.  We will use these proceeds for general corporate purposes.  We will not receive any proceeds from purchases of common shares by the plan administrator in the open market or in negotiated transactions with third parties.  We have no basis for estimating either the number of common shares that will be sold through the plan or the prices at which the common shares will be sold.

                                                                 SUMMARY

         The following summary of our dividend reinvestment and share purchase plan may omit information that may be important to you. You should carefully read the entire text of the plan contained in this prospectus before you decide to participate in the plan.

Purposes of the Plan............................... The purposes of the plan are (i) to provide existing holders of common shares and partnership units and interested new investors with a simple and convenient method of investing in common shares  and (ii) to provide us with a means of raising
                                                    additional capital through sales of newly issued common shares.    Whether
                                                    significant additional capital is raised may be affected, in part, by our decision to waive the maximum quarterly limitations applicable to optional cash investments, and our decision from time to time to direct the plan administrator to purchase newly issued common shares directly from us rather than in the open market or in negotiated transactions with third parties.

Enrollment If You Own Common Shares
or Partnership Units:.............................. You may participate in the plan if you currently own either our common shares or partnership units by completing and returning the enclosed authorization form to the plan's administrator, American Stock Transfer & Trust Company.  You can obtain additional authorization forms from the plan administrator. You may participate directly in the plan only if you hold common shares or partnership units in your own name. If you hold common shares or partnership units through a bank, broker or other nominee, you may arrange to have your broker or other custodian participate on your behalf.

Initial Investment If You Do Not Own
Common Shares or Partnership Units:................ If you do not own any common shares or partnership units, you may participate in the plan by (i) making an initial cash payment of $100 to $3,000 or (ii) with our permission, making an initial cash payment which exceeds $3,000.  In addition, you must complete and return the enclosed authorization form to the plan administrator.

Distribution Reinvestments/
Optional Cash Payments............................. Through participation in the plan, you may (i) have cash distributions on all of your common shares or partnership units automatically reinvested in common shares
                                                    (the "Distribution Reinvestment Program"), and purchase additional common shares
                                                    (the "Share Purchase Program"), by making optional cash payments of $100 to
                                                    $3,000 per calendar quarter; (ii) have cash distributions on a portion of your common shares or partnership units automatically reinvested in common shares while continuing to receive the remainder of your cash distributions, and purchase additional common shares by making optional cash payments of $100 to $3,000 per calendar quarter; (iii) invest in common shares only by making optional cash

                                                                  -4-

                                                    payments of $100 to $3,000 per calendar quarter; or (iv) with our permission, invest in common shares only by making optional cash payments which exceed $3,000 per calendar quarter.

Waivers of Maximum Quarterly Limit on
Optional Cash Payments............................. Each month you have the option to make cash payments of a minimum of $100 to a maximum of $3,000 per calendar quarter.  You may, however, request, and in some instances we may grant, a waiver from us permitting you to make optional cash payments which exceed $3,000 per calendar quarter.  There is no pre-
                                                    established maximum limit applicable to optional cash payments that may be made pursuant to our grant of a request for waiver.

Source of Common Shares............................ The plan administrator will buy, at our direction, either (i) newly issued common shares directly from us or (ii) common shares in the open market or in negotiated transactions with third parties.

Purchase Price..................................... The purchase price of common shares under the plan depends on how you  purchase the shares and on whether we issue new shares to you or the plan obtains your shares by purchasing them in the open market Subject to certain limitations described below, the purchase price of common shares purchased in the open market or in negotiated transactions with third parties will be the weighted average price for all of the common shares so purchased by the plan administrator.

                                                    Subject to certain limitations described below, the purchase price (before giving effect to any Waiver Discount (as hereinafter defined)) of newly issued common shares on any given investment date will be the market price of the common shares.
                                                    The market price of the common shares is the  average of: the average of the high and low sale prices of the common shares on the New York Stock Exchange for each of the twelve trading days preceding such investment date (the "Pricing
                                                    Period") that such average equals or exceeds any Threshold Price (as hereinafter defined) that we may set for such investment date.  If, for each of such twelve trading days, the average of the high and low sale prices of the common shares on the New York Stock Exchange for such trading day is below  any Threshold Price we may set, the purchase price (before giving effect to any Waiver Discount) will be determined by us on the basis of any market quotations we may deem appropriate.

                                                    Regardless of whether a common share is newly issued or otherwise, and whether a common share is purchased through distribution reinvestment or optional cash payments, the purchase price (after taking into account any Waiver Discount) will not be less than the sum of (i) 95% of the fair market value of a common share on the investment date, plus (ii) any brokerage commissions and related charges described in Question 39 (such sum the "Minimum Price").  The preceding limitations are intended to address certain federal income tax matters applicable to
                                                    us.  If we determine that the failure to comply with these limitations with respect to certain plan participants making optional cash payments will not have any adverse tax consequence to us, then to the extent so determined, the limitations will no longer apply.

                                                    Unless we waive our right to do so, we may establish for any Pricing Period a minimum price (the "Threshold Price") in order to provide us with the ability to set a minimum price at which newly issued common shares will be sold under the plan on any given investment date.  A Threshold Price will only be established when newly issued common shares will be purchased on the applicable investment date.
                                                    The "Pricing Period" means the period encompassing the twelve trading days preceding any given investment date.

Discounts to Purchase Price........................ We will, on the third business day immediately before each Pricing Period, determine whether to establish a discount (the "Waiver Discount") from the market price applicable to optional cash payments made pursuant to granted requests for waiver that are used to purchase newly issued common shares.  In addition, if a
                                                    Waiver Discount exists for a particular investment date, the Waiver Discount will apply to all optional cash payments applicable to the investment date used to purchase newly issued common shares, not just those made pursuant to granted

                                                                  -5-

                                                    requests for waiver.  The Waiver Discount will be between 0% and 3% of the purchase price and may vary each investment date, but once established will uniformly apply to all optional cash payments made that are used to purchase newly issued common shares for that investment date.  If we set a Waiver Discount for a particular investment date, it will not affect the setting of a Waiver Discount for any subsequent investment date.  The Waiver Discount will apply to the entire optional cash payment and not just the portion that exceeds $3,000.  Notwithstanding the foregoing, the purchase price of a newly issued common share or a common share acquired in the open market or in negotiated transactions with third parties through an optional cash payment will not be less than the Minimum Price (except as provided in "Purchase Price" discussed above).

Requests for Waiver/Waiver Discounts............... In deciding whether to grant a request for waiver and whether to set any Waiver
                                                    Discount, we will consider a variety of factors, which may include our current and projected capital needs, the alternatives available to us to meet those needs, prevailing market prices for our common shares and other securities, general economic and market conditions, expected aberrations in the price or trading volume of our common shares, the number of common shares held by the plan participant submitting a request for waiver, the past actions of the plan participant under the plan, the aggregate amount of optional cash payments for which the request for waiver has been submitted and the administrative constraints associated with granting a request for waiver.  Grants of waivers will be made in our sole and absolute discretion.

Number of Common Shares Offered.................... 1,100,000 common shares are authorized to be issued and registered under the
                                                    Securities Act for offering through our Dividend Reinvestment and Share Purchase
                                                    Plan.

                                                                  -6-

                                                                THE PLAN

         The following description of our Distribution Reinvestment and Share Purchase Plan (the "Plan") is set forth below in a question and answer format.  Holders of common shares ("shareholders") and holders of partnership units ("unitholders"), as well as interested new investors, may elect to enroll in the Plan.  Your participation in the Plan is entirely voluntary, and you may terminate your participation at any time. If you decide not to participate in the Plan, you will continue to receive cash distributions on your common shares or partnership units in the usual manner, as we declare and pay them.

Purpose

1.       What is the purpose of the Plan?

         The primary purpose of the Plan is to provide existing shareholders and unitholders and interested new investors with a simple and convenient method of investing in our common shares without paying brokerage commissions, service charges or other fees, subject to certain tax limitations described in Question 13.  In addition, the Plan provides us with a means of raising additional capital through sales of newly issued common shares.  Whether significant additional capital is raised may be affected, in part, by our decision to waive the maximum quarterly limitations applicable to optional cash investments, and our decision from time to time to direct the plan administrator to purchase newly issued common shares directly from us rather than in the open market or in negotiated transactions with third parties  (see Question 13).

         The Plan is primarily intended for the benefit of long-term investors, and not for the benefit of individuals or institutions that engage in short-term trading activities.  The Plan does not limit the total amount of cash distributions which an individual or an institution may reinvest.  As a result, participants with large holdings of common shares or partnership units in the Plan may reinvest a greater amount than participants with smaller holdings of common shares or partnership units in the Plan.  In addition, because of the
Waiver Discount feature of the Share Purchase Program, financial intermediaries may engage in short-term trading activities or positioning transactions in order to benefit from any Waiver Discount.  These transactions could cause fluctuations in the trading volume and price of our common shares.  We do not endorse short-term trading or positioning transactions and have not entered into any formal or informal arrangements to facilitate short-term trading or positioning transactions.  Individuals or institutions that engage in short-term trading or positioning transactions may be considered "underwriters" as that term is defined in the Securities Act.  Individuals or institutions considered to be "underwriters" may incur disclosure obligations and other liabilities under the Securities Act. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible shareholders and unitholders without notification in order to prevent practices which are inconsistent with the purposes of the Plan.

2.       What are my investment options under the Plan?

         Once enrolled in the Plan, you may buy common shares through any of the following investment options:

         •       You may have cash distributions on all of your common shares or partnership units automatically reinvested in common shares.  This option also permits you to  purchase additional common shares  by making optional cash payments of $100 to $3,000 per calendar quarter.

         •       You may have cash distributions on a portion of your common shares or partnership units automatically reinvested in common shares while continuing to receive the remainder of your cash distributions.  This option also permits you to purchase additional common shares by making optional cash payments of $100 to $3,000 per calendar quarter.

         •       You may invest in additional common shares only by making optional cash payments of $100 to $3,000 per calendar quarter.  If you do not own any common shares or partnership units, you may participate in the plan by making an initial cash payment of $100 to $3,000.

         •       With our permission, you may invest in common shares only by making optional cash payments which exceed $3,000 per calendar quarter. If you do not own any common shares or partnership units, you may participate in the plan by making an initial cash payment which, with our permission, exceeds $3,000.

                                                                  -7-

Advantages and Disadvantages

3.       What are the advantages and disadvantages of the Plan?

     Before deciding whether to participate in the Plan, you should consider the following advantages and disadvantages of the Plan.

         Advantages

         •   You may fully invest your distributions and optional cash payments because you will not pay brokerage commissions, service charges or other fees to purchase common shares under the Plan, subject to certain tax limitations described in
              Question 13, and because you may purchase fractional common shares under the Plan.

         •   Distributions paid on all whole and fractional common shares are automatically reinvested in additional whole or fractional common shares.

         •   The purchase price for newly issued common shares purchased directly from us using optional cash payments made pursuant to granted requests for waiver will generally be the market price, reduced by any Waiver Discount we may set.

         •   You can avoid the need for safekeeping certificates for common shares credited to your Plan account and have increased protection against loss, theft or destruction of the certificates.  In addition, certificates for common shares held by you and not acquired pursuant to the Plan may be deposited with the plan administrator for safekeeping for a fee of $7.50 per certificate (see  Question 25).

         •   You will receive a regular statement reflecting all current activity in your Plan account to simplify your record keeping.

     Disadvantages

         •   No interest will be paid by us or the plan administrator on distributions or optional cash payments held pending reinvestment or investment (see Questions 7 and 12).  In addition, optional cash payments of less than $100 and that portion of optional cash payments which exceeds $3,000 per calendar quarter, unless the upper limit has been waived, are subject to return to you without interest.  Moreover, optional cash payments above the $3,000 limit which have been made pursuant to a granted request for waiver may also be subject to return to you without interest in the event that any
              Threshold Price (as defined in Question 13) we may set is not met for any trading days during the related Pricing Period
              (see Question 13).

         •   You will not know the actual price per share or number of shares you have purchased until after the applicable investment date.

         •   The market price, whether or not reduced by any Waiver Discount, of the common shares may exceed the price at which common shares are trading on or after the investment date when the common shares are issued.

         •   Because optional cash payments must be received by the plan administrator on or before the last business day immediately before each Pricing Period, those payments may be exposed to changes in market conditions for a longer period of time than in the case of typical secondary market transactions (see Questions 14 and 19).

         •   Resales of common shares credited to your Plan account will involve the deduction from the proceeds of the resales of any related brokerage commission, transfer tax or other fees incurred by the plan administrator allocable to the resales of the common shares (see Question 29).

Administration

4.   Who administers the Plan?

         The Plan is administered by American Stock Transfer & Trust Company.  We may designate a successor administrator as agent.
The plan administrator:

         •   acts as your agent,

         •   keeps records of all Plan accounts,

         •   sends your account statements to you and

         •   performs other duties relating to the Plan.

                                                                  -8-

         We will pay all costs of administering the Plan.  Common shares purchased for you under the Plan will be issued in the name of the plan administrator or its nominee on your behalf, unless you request that a certificate for all or part of your common shares be issued (see Question 23).  As record holder of the common shares held in your Plan account, the plan administrator will receive distributions on all common shares held on the distribution record date, will credit these distributions to your account on the basis of full and fractional common shares held in your account, and will automatically reinvest, if you have so elected or failed to make any election, the distributions in additional common shares.  The plan administrator makes all purchases of common shares under the Plan.

         You may obtain information about the Plan at the following address and telephone number:

                                                American Stock Transfer & Trust Company
                                              Attention: Dividend Reinvestment Department
                                                   Wall Street Station, P.O. Box 922
                                                     New York, New York 10269-0560
                                                    Telephone number: (877) 322-4940

Eligibility

5.       Who is eligible to participate in the Plan?

         Existing holders of common shares are either "record owners" or "beneficial owners".  Existing holders of partnership units are "record owners".  You are a record owner if you own common shares or partnership units in your own name.  You are a beneficial owner if you own common shares that are registered in a name other than your own name (for example, your common shares are held by a bank, broker or other nominee).

         The following persons are eligible to participate in the Plan:

         Record Owners.  If you are a record owner of common shares or partnership units, you may participate directly in the Plan.

         Beneficial Owners.  If you are a beneficial owner of common shares, you may participate in the Plan in two ways.  You may instruct your bank, broker or other nominee to arrange participation in the Plan on your behalf.  Alternatively, you may participate directly in the Plan by having one or more common shares transferred by your bank, broker or other nominee to your name as record owner.

         Non-Shareholders and Non-Unitholders.  If you are a new investor, you may participate in the Plan by making an initial purchase of common shares under the Share Purchase Program.

         You may not participate in the Plan if it would be unlawful for you to do so.

         If you are a citizen or resident of a country other than the United States and its territories and possessions, you should confirm that, by participating in the Plan, you will not violate local laws governing such things as taxes, currency and exchange controls, stock registration, and foreign investments.

Participation by Shareholders and Unitholders

6.       How do I enroll in the Plan?

          Record Owners.  If you are a record owner, you may participate in the Plan by completing and signing the enclosed authorization form (see Question 7) and returning it to the plan administrator.  Additional authorization forms may be obtained at any time by written request to the plan administrator at the following address: American Stock Transfer & Trust Company, Attention:
Dividend Reinvestment Department, Wall Street Station, P.O. Box 922, New York, New York 10269-0560, or by telephoning the Plan administrator at:  (877) 322-4940.  If you have registered common shares or partnership units in more than one name (e.g. joint tenants, trustees, etc.), all registered holders must complete and sign the authorization form.

         Beneficial Owners.  If you are a beneficial owner, you may participate in the Plan by instructing your bank, broker or other
nominee to arrange participation in the Plan on your behalf.   Your bank, broker or other nominee should then make arrangements with its securities depository and the securities depository will provide the plan administrator with the information necessary to allow you to participate in the Distribution Reinvestment Program. If you should also wish to participate in the Share Purchase Program and if your bank, broker or other nominee holds your common shares in the name of a securities depository, a broker and nominee form (see
Question 8) must also be sent to the plan administrator for your bank, broker or other nominee to participate in the Share Purchase
Program on your behalf.  If you are an interested beneficial owner, be sure that your broker, bank or other nominee passes along the benefits of any applicable Waiver Discount to your account.

         Alternatively, you may participate directly in the Plan by having one or more common shares transferred by your bank, broker or other nominee to your name as record owner.

                                                                  -9-

         Non-Shareholders and Non-Unitholders.  If you are a new investor, you may, under the Share Purchase Program, participate in the Plan by  (i) making an initial cash payment of $100 to $3,000 and thereafter making optional cash payments of $100 to $3,000 per calendar quarter (unless we have waived the $3,000 limit) or (ii) with our permission, making an initial cash payment which exceeds
$3,000 and thereafter making optional cash payments of $100 to $3,000 per calendar quarter (unless we have waived the $3,000 limit).
In addition, you must complete and sign an authorization form and return it to the plan administrator on or before the last business day immediately before the relevant Pricing Period.

         At the same time, you may designate on the authorization form enclosed herewith all, a portion or none of your purchased common shares to be enrolled in the Distribution Reinvestment Program.  The authorization form should be returned to the plan administrator, with payment, on or before the applicable dates discussed below.

         If you wish to participate in the Distribution Reinvestment Program, your completed and signed authorization form requesting reinvestment of distributions must be received by the plan administrator at least five business days before the record date established for a particular distribution.  If your authorization form is received less than five business days before the record date established for a particular distribution, reinvestment of distributions will begin on the distribution payment date following the next record date if you are, or your broker, bank or other nominee is, still a record holder.  If you are not, or your broker, bank or other nominee is not, still a record holder on the next record date, your authorization form will be returned to you and your request for reinvestment of distributions will be denied.

         If you wish to make optional cash payments to purchase common shares under the Share Purchase Program, full payment must be received by the plan administrator on or before the last business day immediately before each Pricing Period.

         If you return an authorization form to the plan administrator without specifying the number of common shares to be enrolled in the Distribution Reinvestment Program, all of your common shares will be enrolled in the Distribution Reinvestment
Progrman.  See Question 2 for additional investment option information.

7.       What does the authorization form provide?

         The authorization form appoints the plan administrator as your agent and directs us to pay to the plan administrator the cash distributions on the common shares and partnership units owned by you on the applicable record date and enrolled in the Distribution
Reinvestment Program, including all whole and fractional common shares that are subsequently credited to your Plan account under the Distribution Reinvestment Program and the number of common shares you may purchase from time to time under the Share
Purchase Program.  These distributions will be automatically reinvested by the plan administrator in common shares.  Any cash distributions with respect to common shares and partnership units not enrolled in the Distribution Reinvestment Program will be paid, as declared and paid, in the usual manner.

         In addition, the authorization form directs the plan administrator to purchase common shares with any optional cash payments that you may elect to make and whether to enroll all, a portion or none, of your purchased common shares in the Distribution
Reinvestment Program.

         The authorization form provides for the purchase of common shares through the investment options discussed in Question 2.

         You may change your investment election by completing and signing a new authorization form and returning it to the plan administrator (see Question 6).  Any change of election concerning the reinvestment of distributions must be received by the plan administrator at least five business days before the record date for a distribution payment date (see Question 11) in order for the change to become effective with respect to that distribution payment.

         Regardless of which investment option you select, all cash distributions paid on whole or fractional common shares credited to your Plan account will be reinvested automatically.  No interest will be paid by us or the plan administrator on distributions held pending reinvestment.

8.       What does the broker and nominee form provide?

         The broker and nominee form provides the only means other than redesignation of common shares held by your bank, broker or other nominee on your behalf as common shares owned by you in your own name, by which the bank, broker or other nominee holding your common shares in the name of a securities depository may invest optional cash payments on your behalf.  Your broker, bank or other nominee must deliver a broker and nominee form to the plan administrator each time that the bank, broker or other nominee transmits optional cash payments on your behalf.  You may obtain broker and nominee forms at any time by written request to the plan administrator at the following address: American Stock Transfer & Trust Company, Attention: Dividend
Reinvestment Department, Wall Street Station, P.O. Box 922, New York, New York 10269-0560, or by telephoning the plan administrator at: (877) 322-4940.

         Before submitting the broker and nominee form, your bank, broker or other nominee must make arrangements with its securities depository and the plan administrator in order to participate on your behalf.

                                                                  -10-

         The broker and nominee form and appropriate instructions must be received by the plan administrator at least five business days before an investment date or the payment will not be invested until the following investment date.

9.       When may I participate in the Plan?

         The Plan became effective on ___________, 2001.  The Plan applies to cash distributions paid after ___________, 2001, and optional cash payments received on or after enrollment under the terms of the Plan.  You may participate in the Plan subject to compliance with the procedures described in this prospectus.

10.      May I reinvest less than the full amount of my distributions?

         Yes.  You may designate any number of your common shares or partnership units for enrollment in the Distribution
Reinvestment Program.  Distributions will be reinvested only on the number of common shares or partnership units specified, and you will receive cash distributions, as declared and paid, on the remainder of your common shares or partnership units, as the case may be, in the usual manner.  However, all cash distributions paid on whole or fractional common shares credited to your plan account will be reinvested automatically.

11.      How and when can I change the amount of distributions to be reinvested?

          You may change your investment election by completing and signing a new authorization form and returning it to the plan administrator.  Any change of election concerning the reinvestment of distributions must be received by the plan administrator at least five business days before the record date for a distribution payment date in order for the change to become effective with respect to that distribution payment.

Share Purchase Program

12.      How does the Share Purchase Program work?

         All record owners and new investors who have timely completed, signed and returned authorization forms indicating their intention to participate in the Share Purchase Program, and beneficial owners whose brokers, banks or other nominees have timely indicated their intention to participate in the Share Purchase Program (except for beneficial owners whose brokers, banks or other nominees hold the common shares of the beneficial owners in the name of a securities depository), are eligible to invest monthly in common shares, whether or not a distribution is declared.  Once during each month, you will have the option to make an optional cash payment of a minimum of $100 to a maximum of $3,000 per calendar quarter (see Question 13).  If you are a beneficial owner and your bank, broker or other nominee holds your common shares  in the name of a securities depository, you must use the broker and nominee form to make optional cash payments (see Questions 6 and 8).  You are not obligated to participate in the Share Purchase Program.
You do not need to send the same amount each month, and you are under no obligation to make any optional cash payment in any calendar quarter.

         Optional cash payments must be accompanied by an authorization form or a broker and nominee form, as applicable.  An initial optional cash payment may be made by you when enrolling in the Share Purchase Program by sending the plan administrator a check or money order (together with a completed and signed optional cash payment form), made payable to "American Stock Transfer & Trust
Company", or making a wire transfer to "American Stock Transfer & Trust Company", and delivering a completed and signed authorization form or broker and nominee form, as applicable.  Wire transfers made pursuant to granted requests for waiver may be used only if approved in advance by the plan administrator.  Checks returned for any reason will not be resubmitted for collection and you will be charged the plan administrator's customary fee for returned checks.  In addition, the plan administrator will have the right to sell the common shares originally purchased for your account in connection with a check that has been returned.  If the sale of these shares is not sufficient to cover the amount of a returned check, additional shares will be sold from your account to cover the difference.
Checks and money orders are accepted subject to timely collection as good funds and verification of compliance with the terms of the
Plan.

         You may obtain optional cash payment forms at any time by written request to the plan administrator at the following address:
American Stock Transfer & Trust Company, Attention: Dividend Reinvestment Department, Wall Street Station, P.O. Box 922, New
York, New York 10269-0560, or by telephoning the plan administrator at:  (877) 322-4940.  Once you have enrolled in the Plan, an optional cash payment form will be attached to each statement of account sent to you.  Checks, money orders and optional cash payment forms should be mailed to: American Stock Transfer & Trust Company, Attention: Dividend Reinvestment Department, Wall Street
Station, P.O. Box 922, New York, New York 10269-0560, or by telephoning the Plan administrator at:  (877) 322-4940.

         No interest will be paid by us or the plan administrator on optional cash payments held pending investment.

         Optional cash payments must be in United States dollars.  Do not send cash.  Checks not drawn on a United States bank will be returned to you.  The trading price on the investment date generally governs the amount of taxable income to you (see Question 39).

                                                                  -11-

13.      What limitations apply to optional cash payments?

         Each optional cash payment is subject to a minimum per month purchase limit of $100 and a maximum per calendar quarter purchase limit of $3,000 (unless we have waived the limit).  Therefore, during any calendar quarter, optional cash payments made during one month will be aggregated with optional cash payments made during another month, in order to determine whether quarterly purchase limits have been exceeded.  For purposes of these limitations, all Plan accounts under the common control or management of a participant, or a bank, broker or other nominee, will be aggregated.  Generally, optional cash payments of less than $100 and that portion of any optional cash payment which exceeds the maximum calendar quarterly purchase limit of $3,000 (unless we have waived the limit)
will be returned to you without interest at the end of the relevant Pricing Period.  See "Optional Cash Payments" attached as Exhibit
A to this prospectus for a list of the expected Pricing Period commencement dates.

          You may make optional cash payments of a minimum of $100 to a maximum of $3,000 per calendar quarter without our approval. You may make an optional cash payment which exceeds $3,000 only upon your submission to us of a completed and signed request for waiver and our grant of your request for waiver.  There is no pre-established maximum limit applicable to optional cash
payments that may be made pursuant to our grant of a request for waiver.   A request for waiver must be received by us by 12:00 noon
Eastern Time on the second business day immediately before each Pricing Period.  You may obtain request for waiver forms and further information about any proposed request for waiver by contacting Ms. Mary Gannon, Secretary of the Company, at (610) 825-7100.

         We will, on the third business day immediately before each Pricing Period, determine whether to establish a Waiver Discount from the purchase price applicable to optional cash payments made pursuant to granted requests for waiver that are used to purchase newly issued common shares.  If we establish a Waiver Discount, we will notify the plan administrator of the amount of the Waiver
Discount.  In addition, if a Waiver Discount exists for a particular investment date, the Waiver Discount will apply to all optional cash payments applicable to the investment date used to purchase newly issued common shares, not just those made pursuant to granted requests for waiver.  The Waiver Discount will be between 0% and 3% of the purchase price and may vary each investment date, but once established will uniformly apply to all optional cash payments made that are used to purchase newly issued common shares for that investment date.  If we set a Waiver Discount for a particular investment date, it will not affect the setting of a Waiver Discount for any subsequent investment date.  The Waiver Discount will apply to the entire optional cash payment and not just the portion that exceeds $3,000.

         In deciding whether to grant a request for waiver and whether to set any Waiver Discount, we will consider a variety of factors, which may include our current and projected capital needs, the alternatives available to us to meet those needs, prevailing market prices for our common shares and other securities, general economic and market conditions, expected aberrations in the price or trading volume of our common shares, the number of common shares held by the Plan participant submitting a request for waiver, the past actions of the Plan participant under the Plan, the aggregate amount of optional cash payments for which the request for waiver has been submitted and the administrative constraints associated with granting a request for waiver.

         Grants of waivers will be made in our sole and absolute discretion.  We may grant the requests for waiver in order of receipt or by any other method that we determine to be appropriate. We also may determine the amount that you may invest pursuant to a granted request for waiver.

         Regardless of whether a common share is newly issued or acquired in the open market or negotiated transactions with third parties, and whether a common share is purchased through distribution reinvestment or optional cash payments, the purchase price (after taking into account any Waiver Discount) will not be less than the sum of (i) 95% of the fair market value of a common share on the investment date, plus (ii) any brokerage commissions and related charges described in Question 39.  The preceding limitations are intended to address certain federal income tax matters applicable to us.  If we determine that the failure to comply with these limitations with respect to certain Plan participants making optional cash payments will not have any adverse tax consequence to us, then to the extent so determined, such limitations will no longer apply.

         Unless we waive our right to do so, we may establish for any Pricing Period a Threshold Price in order to provide us with the ability to set a minimum price at which newly issued common shares will be sold under the Plan on any given investment date.  We will, on the third business day immediately before each Pricing Period, determine whether to establish a Threshold Price  and, if a Threshold
Price is established, we will notify the plan administrator of the amount of the Threshold Price.   If we set a Threshold Price for a
particular investment date, it will not affect the setting of a Threshold Price for any subsequent investment date.

         The Threshold Price, if established for any investment date, will be a stated dollar amount that the market price of our common shares in the relevant Pricing Period must equal or exceed.  If the market price of our common shares for any trading day during such
Pricing Period does not equal or exceed the Threshold Price, then the market price of our common shares for that trading day will be excluded from the calculation of the purchase price (before giving effect to any Waiver Discount) for newly issued common shares on the investment date.  Thus, for example, if the market price of our common shares did not equal or exceed any Threshold Price set by us for three of the twelve trading days in any Pricing Period, then the purchase price (before giving effect to any Waiver Discount) for newly issued common shares on the investment date would be based upon the market price of our common shares for each of the nine trading days that such average equaled or exceeded the Threshold Price.  If, for each of the twelve trading days, the market price of our common shares did not equal or exceed any Threshold Price set by us, then the purchase price (before giving effect to any Waiver
Discount) will be determined by us on the basis of such market quotations as we deem appropriate.

                                                                  -12-

         In addition, for each trading day on which any Threshold Price set by us is not satisfied, 1/12 of each optional cash payment made by a participant pursuant to our grant of a request for waiver will be returned to the participant, without interest, as soon as practicable after the applicable investment date.  In the example above, therefore, 3/12 of each participant's optional cash payment would be returned to the participant.  This return procedure will only apply when you purchase newly issued common shares directly from us with optional cash payments made pursuant to granted requests for waiver and we have set a Threshold Price with respect to the relevant twelve trading day period.

         The determination whether to establish a Threshold Price and, if a Threshold Price is established, its amount, will be made by us in our sole and absolute discretion after a review of current market conditions, the level of participation in the Plan, our current and projected capital needs and other relevant factors.

         Neither we nor the plan administrator will be required to provide any written notice to you as to whether a Threshold Price and/or Waiver Discount has been established for any Pricing Period.  You, however, may ascertain whether a Threshold Price and/or
Waiver Discount applicable to a given Pricing Period has been set by contacting Ms. Mary Gannon, Secretary of the Company, at (610)
825-7100.    See "Optional Cash Payments" attached as Exhibit A to this prospectus for a list of the expected Threshold Price and
Waiver Discount set dates.

14.      When will optional cash payments received by the plan administrator be invested?

         The plan administrator will apply any optional cash payments timely received from you to the purchase of common shares for your account on the applicable investment date if the common shares are newly issued common shares and as soon as practicable after the investment date if the common shares are purchased in the open market or in negotiated transactions with third parties.  The deadline for submitting optional cash payments is the last business day immediately before each Pricing Period.  See "Optional Cash Payments"
attached as Exhibit A to this prospectus for a list of the expected optional cash payment due dates.

15.      When must optional cash payments be received by the plan administrator and cleared?

         In order for funds to be considered timely received, the plan administrator must receive your check, money order or wire transfer by the last business day immediately before each Pricing Period and your check, money order or wire transfer must clear before the related investment date.  Wire transfers made pursuant to granted requests for waiver may be used only if approved in advance by the plan administrator.  Checks returned for any reason will not be resubmitted for collection and you will be charged the plan administrator's customary fee for returned checks.  Checks and money orders are accepted subject to timely collection as good funds and verification of compliance with the terms of the Plan.

         No interest will be paid by us or the plan administrator on optional cash payments held pending investment.

16.      How may I obtain a refund of uninvested optional cash payments?

         You may obtain a refund of any optional cash payment not yet invested by requesting, by telephone or in writing, the plan administrator to refund your payment.  The plan administrator must receive your request at least six business days before the relevant
Pricing Period.  If the plan administrator receives your request later than the specified date, your optional cash payment will not be returned but instead will be invested on the next related investment date.  In addition, optional cash payments which do not conform to the limitations described in Question 13 or do not clear within the limit described in Question 15 will be returned to you as soon as practicable.

17.      Will I incur any expenses by participating in the Plan?

         You will not incur any brokerage commissions or service charges in connection with the reinvestment of distributions or the investment of optional cash payments under the Plan, subject to certain tax limitations described in Question 13.  We will pay all other costs of administration of the Plan.  However, if you request that the plan administrator sell all or any portion of your common shares, you will receive any proceeds less any related brokerage commission, transfer tax or other fees (see Question 29).

Purchases

18.      What is the source of the common shares purchased under the Plan?

         The plan administrator will buy, at our direction, either (i) newly issued common shares directly from us or (ii) common shares in the open market (on the New York Stock Exchange or any securities exchange where the common shares are then traded or in the over-the-counter market) or in negotiated transactions with third parties.

19.      When will common shares be purchased for my accounts?

                                                                  -13-

         The plan administrator will purchase common shares on the "investment date" in each month.  If the plan administrator purchases newly issued common shares directly from us, the investment date will be (i) the distribution payment date for any month in which we pay a cash distribution and (ii)  the fifteenth day (or if such day is not a business day, the next succeeding business day)
of any month in which we do not pay a cash distribution.  See "Optional Cash Payments" attached as Exhibit A to this prospectus for a list of the expected investment dates.

         Purchases in the open market or in negotiated transactions with third parties will begin on the investment date and will be completed no later than 30 days from such date except where completion at a later date is necessary or advisable under any applicable securities laws and regulations.  The plan administrator or the broker selected by it will determine the exact timing of open market purchases or negotiated transactions with third parties, the number of common shares, if any, to be purchased on any day or at any time of that day, the prices paid for the common shares, the markets on which the purchases are made and the persons (including brokers and dealers) from or through which the purchases are made.  In making purchases for your account, we or the plan administrator may commingle your funds with those of  other shareholders and unitholders participating in the Plan.  All common shares purchased by the plan administrator in the open market or in negotiated transactions with third parties using your funds shall be treated for federal
income tax purposes as having been so purchased by the plan administrator as your agent.   Neither we nor the plan administrator will
be liable when conditions, including compliance with the rules and regulations of the Commission, prevent the purchase of common shares or interfere with the timing of the purchases.

20.      What is the price of common shares purchased under the Plan?

         Subject to certain limitations described below, for each investment date, the purchase price of common shares purchased in the open market or in negotiated transactions with third parties will be the weighted average price for all of the common shares purchased by the plan administrator on such investment date.

         Subject to certain limitations described below, the purchase price (before giving effect to any Waiver Discount (as hereinafter defined)) of newly issued common shares on any given investment date will be the market price of the common shares.  The "market price" of the common shares is the average of: the average of the high and low sale prices of the common shares on the New York Stock
Exchange for each of the twelve trading days preceding such investment date that such average equals or exceeds any Threshold Price that we may set for such investment date.  If, for each of such twelve trading days, the average of the high and low sale prices of the common shares on the New York Stock Exchange for such trading days is below  any Threshold Price we may set, the purchase price
(before giving effect to any Waiver Discount) will be determined by us on the basis of such market quotations as we deem appropriate.

         In addition, if a Waiver Discount exists for a particular investment date, the Waiver Discount will apply to all optional cash payments applicable to the investment date used to purchase newly issued common shares, not just those made pursuant to granted requests for waiver.

         You should review the answer to Question 13 with respect to minimum purchase price limitations on the common shares.

         We do not, and you will not, have any authorization or power to direct the time or price at which common shares will be purchased or to select the broker or dealer through or from whom purchases are to be made by the plan administrator.

21.      How will the number of common shares purchased for my account be determined?

         On any investment date, your account will be credited with the number of common shares equal to the total dollar amount to be invested on your behalf divided by the applicable purchase price (after giving effect to any Waiver Discount and any overall limitations discussed above), computed to at least three decimal places.  If you have elected to reinvest distributions on common shares or partnership units registered in your name, the plan administrator will invest on your behalf the total dollar amount equal to the sum of (i) the distribution on all or a part of the common shares or partnership units registered in your own name, (ii) any optional cash payments to be invested as of that investment date and (iii) the distribution on all common shares (including fractional shares) previously credited to your  Plan account.  If you have elected to invest only optional cash payments, the plan administrator will invest on your behalf the total dollar amount equal to the sum of (a) any optional cash payments to be invested as of that investment date and (b) the distribution on all common shares (including fractional common shares) previously credited to your Plan account.

         If you reside in the United States, your investments will be reduced by any amount we are required to deduct for federal tax withholding purposes (see Question 39).

Reports to participants

22.      How will I keep track of my investments?

         After an investment is made for your account, you will receive a statement which will provide a record of the cost of the common shares purchased for your account, the number of common shares purchased, the date on which the common shares were purchased and the number of common shares in your account.  You will also be sent income tax information for reporting distributions paid.

                                                                  -14-

         In addition, you will receive copies of other communications sent to record holders of our common shares, including our annual report to shareholders, our notice of annual meeting and proxy statement in connection with our annual meeting of shareholders and
Internal Revenue Service information for reporting distributions paid on common shares.

Share Certificates

23.      Will I receive certificates for common shares purchased under the Plan?

         Yes. Common shares purchased under the Plan are registered in the name of the plan administrator or its nominee, as your agent in the Plan.  You may request, in writing, the plan administrator to issue you a certificate for any number of whole common shares credited to your Plan account.  Your request will be handled by the plan administrator, normally within two weeks, at no charge to you.
Any remaining whole common shares and fractional common shares will continue to be credited to your account.  If you are a beneficial owner, you must place your written request through your bank, broker or other nominee.

         Common shares may not be pledged, sold or otherwise transferred while credited to your account under the Plan.  If you wish to pledge, sell or transfer your common shares, you must request that a certificate for such common shares first be issued in your name.

24.      How will my account be affected if I request a certificate for common shares purchased under the Plan?

         If you maintain an account for reinvestment of distributions, all distributions on the common shares for which you request a certificate will continue to be reinvested under the Plan so long as the common shares remain registered in your name.  If you maintain a Plan account only for optional cash payments, distributions on the common shares for which you request a certificate will no longer be reinvested under the Plan unless you submit an authorization form to authorize reinvestment of distributions on common shares registered in your name (see Questions 6 through 8).

25.      May I deposit certificates for common shares that I hold to my Plan account?

         Yes.  You may send all certificates for common shares which you hold to the plan administrator for safekeeping, whether or not you have previously authorized reinvestment of distributions, for a fee of $7.50 per certificate.  All distributions on any common shares evidenced by certificates deposited in accordance with the Plan will automatically be reinvested.  You should contact the plan administrator for the proper procedure to deposit certificates.

Withdrawal from the Plan

26.      May I withdraw from the Plan?

         Yes.  You may withdraw from the Plan by providing written notice instructing the plan administrator to terminate your account.

27.      What happens when I terminate my account?

         If your notice of termination is received by the plan administrator at least five business days before the record date for a distribution payment date, reinvestment of distributions and investments of optional cash payments will cease as of the date your notice of termination is received by the plan administrator.  If your notice of termination is received later than five business days before the record date for a distribution payment date, the termination may not become effective until after the investment date.

         When terminating your account, you may request that a certificate be issued for all whole common shares held in your account.
As soon as practicable after your notice of termination is received, the plan administrator will send to you (i) a certificate for all whole common shares held in your account and (ii) a check representing any uninvested optional cash payments remaining in your account and the value of any fractional common share held in your account.  After your account is terminated, all distributions for the terminated account will be paid to you unless you re-elect to participate in the Plan.

         Alternatively, you may request that all common shares, both full and fractional, credited to your Plan account be sold or that certain of the common shares be sold and a certificate be issued for the remaining common shares (see Question 29).  The plan administrator will remit to you the proceeds of any sale of common shares, less any related brokerage commission, transfer tax or other fees incurred by the plan administrator allocable to the sale of the common shares.

28.      When may I re-elect to participate in the Plan?

         Generally, you may re-elect to participate at any time.  However, the plan administrator reserves the right to reject any authorization form on the grounds of excessive joining and withdrawing.  This  reservation is intended to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term shareholder investment service.

Sale of Common Shares

                                                                  -15-

29.      May I sell common shares held in my account?

         Yes.  You may request that all or any portion of the common shares held in your Plan account be sold either when your account is being terminated (see Question 27) or without terminating your account.  However, a fractional common share will not be sold unless all common shares held in your account are sold.  If all common shares (including any fractional shares) held in your Plan account are sold, your account will automatically be terminated.  In this case, you, or, if you are a beneficial owner, your bank, broker or other nominee, will have to complete, sign and return to the plan administrator a new authorization form or broker and nominee form, as the case may be, (see Questions 6 through 8) in order to again participate in the Plan.

         Within seven days after receipt of your written request to sell common shares held in your Plan account, the plan administrator will place a sell order through a designated broker or dealer. You  will receive the proceeds of the sale less any brokerage commission, transfer tax or other fees incurred or imposed by the plan administrator allocable to the sale of your common shares.  American Stock
Transfer & Trust Company currently imposes a service charge of $15.00 per transaction plus a $.10 brokerage commission fee per share, subject to a $5.00 minimum.

                                                                  -16-

30.      What happens when I sell or transfer all the common shares registered in my name?

         You may continue to participate in the Plan and make optional cash payments, in which case the plan administrator will continue to reinvest the distributions on the common shares credited to your account under the Plan unless you notify the plan administrator that you wish to terminate your account.

Other Information

31.      What happens if we authorize a shares distribution or split our shares?

         In the event of a shares distribution or a shares split payable in common shares, the plan administrator will credit to your Plan account the applicable number of whole and/or fractional common shares based both on the number of common shares held in your
Plan account and the number of common shares registered in your own name as of the record date for the shares distribution or split.

32.      What happens if we have a rights offering?

         If we have a rights offering in which separately tradeable and exercisable rights are issued to registered holders of common shares, the rights attributable to whole common shares held in your Plan account will be transferred to you as promptly as practicable after the rights are issued.  Rights attributable to fractional common shares will be sold, and the proceeds will be treated as an optional cash payment.

33.      How will my common shares be voted at shareholders' meetings?

         If you are a record owner, you will receive a proxy card covering both shares registered in your name and shares held in your
Plan account.  If you are a beneficial owner, you will receive a proxy card covering common shares held in your Plan account through your bank, broker or other nominee.

         If your proxy is returned properly signed and marked for voting, all of the shares covered by your proxy will be voted as marked.  If your proxy is returned properly signed but no voting instructions are given, all of your shares will be voted in accordance with recommendations of our Board of Trustees, unless applicable laws require otherwise.  If your proxy is not returned, or if it is returned unexecuted or improperly executed, shares registered in your name may be voted only by you in person.

34.      What are our responsibilities and the responsibilities of the plan administrator under the Plan?

         We are not, and the plan administrator is not, liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability (i) arising out of a failure to terminate your account upon your death, before receipt by the plan administrator of notice in writing of your death, (ii) with respect to the prices and times at which common shares are purchased or sold for you or (iii) with respect to any fluctuation in market value before or after any purchase or sale of common shares.
We, the plan administrator and any of our agents do not have any duties, responsibilities or liabilities except those that are expressly set forth in the Plan.  Since we have delegated all responsibility for administering the Plan to the plan administrator, we specifically disclaim any responsibility for any of the plan administrator's actions or inactions in connection with the administration of the Plan.
None of our trustees, officers or shareholders will have any personal liability under the Plan.

         All notices from the plan administrator to you will be addressed to your last known address.  You should notify the plan administrator promptly in writing of any change of address.

         The plan administrator may resign as administrator of the Plan at any time, in which case we will appoint a successor administrator.  In addition, we may replace the plan administrator with a successor administrator at any time.

35.      May the Plan be amended, suspended or terminated?

         Yes.  While we expect to continue the Plan indefinitely, we may amend, suspend or terminate the Plan at any time, but our action will not in any way retroactively prejudice your interests.  To the extent practicable, any amendment, suspension or termination will be announced to you at least 30 days before its effective date.

36.      What happens if the Plan is terminated?

          You will receive (i) a certificate for all whole common shares held in your account and (ii) a check representing the value of any fractional common shares held in your account and any unreinvested distributions or optional cash payments held in your account less any related brokerage commissions, transfer tax or other fees incurred by the plan administrator allocable to the sale of your common shares.

37.      Who interprets and regulates the Plan?

                                                                  -17-

         We are authorized to issue any interpretations, adopt any regulations and take any actions which we may deem reasonably necessary or advisable to effectuate the Plan.  You will be bound by any action taken by us or the plan administrator in the good faith exercise of our judgment to effectuate the Plan.

38.      What law governs the Plan?

         The terms and conditions of the Plan and its operation will be governed by the laws of the State of Maryland.

39.      What are the federal income tax consequences of participation in the Plan?

         You should consult your personal tax advisor with specific reference to your own tax situation and potential changes in the applicable law as to all Federal, state, local, foreign and other tax matters in connection with the reinvestment of distributions and purchases of common shares under the Plan, your tax basis and holding period for common shares acquired under the Plan and the character, amount and tax treatment of any gain or loss realized on the disposition of common shares.  The income tax consequences for participants who are not United States citizens or resident aliens are not discussed in this prospectus.  The following brief summary of some of the Federal income tax considerations applicable to the Plan is for general information only, and does not constitute tax advice.

         Shareholder Distribution Reinvestment and Optional Cash Payments

         If you are a shareholder and the plan administrator purchases newly-issued common shares directly from us using cash distributions, you will be treated for Federal income tax purposes as having received a distribution equal to the fair market value of the common shares on the date the shares were acquired.  If the plan administrator purchases common shares in the open market or in negotiated transactions with third parties, the Internal Revenue Service has indicated that the amount of the distribution received by you would include the fair market value of the common shares as of the applicable investment date and a pro-rata share of any brokerage commissions or other related charges paid by us in connection with the plan administrator's purchase of the common shares on your behalf.

         If you make an optional cash payment to the Plan, you will be treated as receiving a cash distribution equal to the sum of (i)
the excess, if any, of the fair market value as of the applicable investment date of the common shares credited to your account, less the amount of the optional cash payment, plus (ii) a pro-rata share of any commissions paid by us on your behalf if the common shares are acquired by the plan administrator in an open market transaction.

         As in the case of non-reinvested cash distributions, the distributions described above will constitute taxable "dividend" income to you to the extent of our current and accumulated earnings and profits allocable to the distributions. Any excess distributions will constitute a return of capital which reduces the basis of your common shares or results in gain to the extent the excess distribution exceeds your tax basis in the common shares.  In addition, if we designate part or all of our distributions as capital gain distributions, the designated amounts will be treated by you as long-term capital gains.

         Your tax basis in your common shares acquired under the Plan will generally equal the total amount of distributions you are treated as receiving from us (as described above), plus the amount of any optional cash payments that you make. Your holding period in the common shares generally begins on the day following the applicable investment date.

         Unitholder Distribution Reinvestment and Optional Cash Payments

         There is no clear legal authority regarding the income tax treatment of a limited partner in a partnership (such as a unitholder)
who invests cash distributions from the partnership in stock of another entity (such as Kramont Realty Trust) that is a partner in the partnership.  However, if you are a unitholder, we presently intend to treat you in the same manner for Federal income tax purposes as any other investor who acquires our common shares through optional cash payments.  Thus, whether the plan administrator purchases common shares through the reinvestment of your Partnership distributions or through an optional cash payment made by you, you will be treated for Federal income tax purposes as having received a distribution from us equal to the sum of (i) the excess, if any, of the fair market value as of the applicable investment date of the common shares credited to your account over the amount of cash deemed paid by you for the common shares (i.e., the amount of the Partnership distribution and/or any optional cash payment), plus (ii) a pro-rata share of any commissions paid by us on your behalf if the common shares are acquired by the plan administrator in an open market transaction.

         Distributions from the Partnership with respect to Partnership units will be taxable to you only to the extent that the distributions exceed your tax basis for the Partnership units.  Any distribution in excess of your tax basis in the Partnership units will generally be taxable as capital gain, assuming that the Partnership units constitute a capital asset in your hands.  However, under Section 751(b) of the Internal Revenue Code, to the extent a distribution is considered to be in exchange for your interest in substantially appreciated inventory items or unrealized receivables of the Partnership, you may recognize ordinary income rather than a capital gain.

         The tax basis of common shares acquired for you under the Plan by reinvestment of Partnership distributions or through an optional cash payment will generally equal the total amount of distributions that you are treated as receiving from us (as described

                                                                  -18-

above) plus the amount of cash deemed paid by you for the common shares (i.e., the amount of the Partnership distribution and/or any optional cash payment used to acquire the common shares).  The holding period of common shares acquired under the Plan generally begins on the day following the applicable investment date.

         Backup Withholding

         In general, any distribution reinvested under the Plan is not subject to Federal income tax withholding.  We or the plan administrator may be required, however, to deduct as "backup withholding" thirty-one percent (31%) of all distributions paid to you, regardless of whether the distributions are reinvested through the Plan.  Similarly, the plan administrator may be required to deduct backup withholding from all proceeds of sales of common shares held in your Plan account. You are subject to backup withholding if: (i) you have failed to properly furnish us and the plan administrator with your correct tax identification number ("TIN"), (ii) the
Internal Revenue Service notifies us or the plan administrator that the TIN furnished by you is incorrect, (iii) the Internal Revenue
Service notifies us or the plan administrator that backup withholding should be commenced because you failed to properly report distributions paid to you or (iv) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding.  Backup withholding amounts will be withheld from distributions before the distributions are reinvested under the Plan.
Therefore, if you are subject to backup withholding, distributions to be reinvested under the Plan on your behalf will be reduced by the backup withholding amount. The  withheld amounts will constitute a credit on the your income tax return.

         Administrative Expenses

         We intend to take the position that administrative expenses of the Plan paid by us are not constructive distributions to you.

         Disposition

         You may recognize a gain or loss upon receipt of a cash payment for a fractional common share credited to your Plan account or when the common shares held in your account are sold at your request.  A gain or loss may also be recognized upon your disposition of common shares received from the Plan.  The amount of any gain or loss will be the difference between the amount realized (generally the amount of cash received) for the whole or fractional common shares and the tax basis of the common shares.  Generally, gain or loss recognized on the disposition of common shares acquired under the Plan will be treated for Federal income tax purposes as a capital gain or loss.

40.      What happens if reinvestment of my distributions or optional cash payments would cause me to exceed the Ownership Limit set forth in the company's Amended and Restated Declaration of Trust, or otherwise violate the Amended and Restated
         Declaration of Trust?

         Our Amended and Restated Declaration of Trust, as amended, places certain restrictions upon the ownership, directly or indirectly, of the common shares, including the limitation of ownership of the common shares by any one person to 9.8% of the lesser of the number or the value of the outstanding shares (the "Ownership Limit"), subject to certain exceptions.  To the extent any reinvestment of distributions elected by you or investment of an optional cash payment would cause you to exceed the Ownership Limit or otherwise violate the Amended and Restated Declaration of Trust, the number of shares which would cause such violation shall be automatically transferred to a charitable trust.  Where such an automatic transfer to a charitable trust would not be effective to prevent the violation, the investment is void ab initio, in which case you will be entitled to receive cash distributions or a refund of your optional cash payment (each without interest) in lieu of such investment.

                                                                DIVIDENDS

         We have made quarterly uninterrupted distributions since we became a publicly-traded company in June 2000.  Future distributions by us will be made at the discretion of our Board of Trustees and will depend on our actual cash flow, our financial condition, capital requirements, the annual distribution requirements under the real estate investment trust provisions of the Internal
Revenue Code of 1986, as amended, and any other factors our Board of Trustees may deem relevant.

                                                          PLAN OF DISTRIBUTION

         Except to the extent that the plan administrator purchases common shares in the open market or in negotiated transactions with third parties, the common shares acquired under the Plan will be sold directly by us through the Plan.  We may sell common shares to persons (including brokers or dealers) who, in connection with any resales of such shares, may be considered to be "underwriters" as that term is defined in the Securities Act.  These common shares, including common shares acquired through waivers granted with respect to the Share Purchase Program, may be resold in market transactions (including coverage of short positions) on any national securities exchange on which the common shares trade or in privately negotiated transactions.  The common shares are currently traded on the New York Stock Exchange.  Under certain circumstances, it is expected that a portion of the common shares available for issuance under the Plan will be issued through waivers granted with respect to the Share Purchase Program.  The difference between the price such persons pay us for the common shares, after deduction of any applicable Waiver Discount we may set, and the price at

                                                                  -19-

which such common shares are resold, may be deemed to constitute underwriting commissions received by these persons in connection with such transactions.

         Subject to the availability of common shares registered for issuance under the Plan, there is no total maximum number of common shares that can be issued pursuant to the reinvestment of distributions or optional cash payments.  From time to time, certain financial intermediaries may engage in short-term trading activities or positioning transactions in order to benefit from any Waiver
Discount.  These short-term trading or positioning transactions could cause volatility in the composite trading volume and price of the common shares.  We do not endorse short-term trading or positioning transactions and have not entered into any formal or informal arrangements to facilitate short-term trading or positioning transactions.

         You will not incur brokerage commissions or service charges in connection with the reinvestment of distributions or in connection with any purchases made pursuant to optional cash payments under the Plan, subject to certain tax limitations described in
Question 13.  We will pay all other costs of administration of the Plan.  However, if you request that the plan administrator sell all or any portion of your common shares (see Questions 26 and 27), you will receive any proceeds less any related brokerage commission, transfer tax or other fees.

         Common shares may not be available under the Plan in all states.

                                                              LEGAL MATTERS

         Certain legal matters will be passed upon for us by Robinson Silverman Pearce Aronsohn & Berman LLP, New York, New
York.  Robinson Silverman Pearce Aronsohn & Berman LLP will rely on Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland,
as to certain matters of Maryland law, including the legality of the common shares.

                                                                 EXPERTS

         The audited financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference herein in reliance on the report of BDO Seidman, LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                                                  -20-

                                                               SCHEDULE A

                                                         OPTIONAL CASH PAYMENTS

        Threshold Price
              and                  Optional Cash               Pricing Period
   Waiver Discount Set Date      Payment Due Date             Commencement Date          Investment Date

         June 22, 2001             June 26, 2001                June 27, 2001             July 16, 2001
         July 25, 2001             July 27, 2001                July 30, 2001            August 15, 2001
        August 24, 2001           August 28, 2001              August 29, 2001         September 17, 2001
      September 24, 2001        September 26, 2001           September 27, 2001         October 15, 2001
       October 25, 2001          October 29, 2001             October 30, 2001          November 15, 2001
       November 26, 2001         November 28, 2001            November 29, 2001         December 17, 2001
       December 21, 2001         December 26, 2001            December 27, 2001         January 15, 2002
       January 25, 2002          January 29, 2002             January 30, 2002          February 15, 2002
       February 22, 2002         February 26, 2002            February 27, 2002          March 15, 2002
        March 22, 2002            March 26, 2002               March 27, 2002            April 15, 2002
        April 24, 2002            April 26, 2002               April 29, 2002             May 15, 2002
         May 24, 2002              May 29, 2002                 May 30, 2002              June 17, 2002
         June 21, 2002             June 29, 2002                June 30, 2002             July 15, 2002
         July 25, 2002             July 28, 2002                July 29, 2002            August 15, 2002
        August 23, 2002           August 27, 2002              August 28, 2002         September 16, 2002
      September 24, 2002        September 26, 2002           September 27, 2002         October 15, 2002
       October 25, 2002          October 29, 2002             October 30, 2002          November 15, 2002
       November 22, 2002         November 26, 2002            November 27, 2002         December 16, 2002
       December 24, 2002         December 26, 2002            December 27, 2002         January 15, 2003
       January 28, 2003          January 30, 2003             January 31, 2003          February 18, 2003
       February 24, 2003         February 26, 2003            February 27, 2003          March 17, 2003
        March 25, 2003            March 27, 2003               March 28, 2003            April 15, 2003
          April 24,                April 28, 2003            April 29, 2003                May 15, 2003
         May 26, 2003              May 28, 2003                 May 29, 2003              June 16, 2003

A.       The Threshold Price and Waiver Discount Set Date, if any, will be the third business day immediately before each Pricing
         Period.

B.       Optional cash investments are due by the close of business on the last business day immediately  before each Pricing Period.

C.       The Pricing Period will be the twelve consecutive trading days preceding each investment date.

D.       The investment date for optional cash investments will be the (i) the distribution payment date for any month in which we pay a cash distribution and (ii)  the fifteenth day (or if such day is not a business day, the next succeeding business day) of any month in which we do not pay a cash distribution.

                                                                  -21-

-----------------------------------------------------                 -----------------------------------------------------
-----------------------------------------------------                 -----------------------------------------------------

         No dealer, salesperson or other individual has been
authorized to give any information or make any
representations not contained in this prospectus in connection with the offering covered by this prospectus.  If given or
made, you should not rely upon such information or
representations as having been authorized by us.  This
prospectus does not constitute an offer to sell or a solicitation                            Kramont Realty Trust
of an offer to buy, the common shares in any jurisdiction
where, or to any person to whom, it is unlawful to make such offer or solicitation.  You should not assume that the
information in this prospectus or any incorporated
documents is accurate as of any date other than the date of                                 1,100,000 Common Shares
the document.                                                                               of Beneficial Interest

                                                                                        offered by Kramont Realty Trust
                                                                                         solely in connection with its
                     ---------------------------
                                                                                         DISTRIBUTION REINVESTMENT AND
                                                                                              SHARE PURCHASE PLAN

                      SUMMARY TABLE OF CONTENTS
                                                                                        ------------------------------
                                                  Page

Additional Information..........................   3
Documents Incorporated by Reference.............   3                                              PROSPECTUS
The Company.....................................   4
Use of Proceeds.................................   4                                             June __, 2001
Summary.........................................   4
The Plan........................................   7                                       ------------------------------

Experts  .......................................  20                            ----------------------------------------------------

                     ---------------------------

-----------------------------------------------------                 -----------------------------------------------------
-----------------------------------------------------                 -----------------------------------------------------

                                                      PART II
                                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table itemizes the expenses incurred by the Company in connection with the offering of the Common Shares being registered.  All the amounts shown are estimates except the
Securities and Exchange Commission registration fee and the New York Stock Exchange listing fee.

                           Item                                                         Amount

         Registration Fee -- Securities and
           Exchange Commission..................................................        $  3,489.75
         Blue Sky Fees and Expenses.............................................        $    150.00
         Printing and Engraving Costs...........................................        $  7,000.00
         Legal Fees and Expenses................................................        $ 30,000.00
         Accounting Fees and Expenses...........................................        $  6,000.00
         Miscellaneous Expenses.................................................        $  3,360.25

                  Total....................................................             $ 50,000.00

Item 15.  Indemnification of Trustees and Officers.

         Under Maryland law, a real estate investment trust formed in Maryland is permitted to eliminate, by provision in its declaration of trust, the liability of its trustees and officers to the trust and its shareholders for money damages except for the liability of a trustee or officer resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) acts or omissions involving active and deliberate dishonesty established by a final judgment as being material to the cause of action.
The Company's  Amended and Restated Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The Amended and Restated Declaration of Trust of the Company authorizes it to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former shareholder, trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, manager, employee or agent of such real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of such status.  The Company's Amended and Restated Bylaws require it, to the maximum extent permitted by Maryland law, to indemnify (i) any present or former trustee, officer or shareholder (including any individual who, while a trustee, officer or shareholder and at the express request of the Company, serves or has served another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner, manager or trustee of such entity) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection with the proceeding and (ii) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (a) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful.  In addition, the Company's Amended and Restated Bylaws require to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of such status, provided that, in the case of a trustee or officer, the Company shall have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Company as authorized by the Amended and Restated Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met.  The Company's Amended and Restated Bylaws also
(i) permit the Company to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served a predecessor of the Company in such capacity and to any employee or agent of the Company or a predecessor of the Company, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Amended and
Restated Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law
("MGCL") for directors of Maryland corporations and (iii) permit the Company to provide to the trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the
Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In addition, indemnification may be limited by state securities laws.

Item 16.  Exhibits

         4.1      Amended and Restated Declaration of Trust(1)
         4.2      Amended and Restated Bylaws(1)
         4.3      Form of Common Share Certificate
         5.1      Opinion of Ballard Spahr Andrews & Ingersoll LLP regarding legality of the Common
                  Shares
         23.1     Consent of BDO Seidman, LLP
         23.2     Consent of Ballard Spahr Andrews & Ingersoll LLP (included as part of Exhibit 5.1)
         23.3     Consent of Robinson Silverman Pearce Aronsohn & Berman LLP
         24.1     Power of attorney (included on signature page)
         99.1     Form of Authorization Form relating to participation in the Kramont Realty Trust
                  Distribution Reinvestment and Share Purchase Plan
         99.2     Form of Broker and Nominee Form relating to participation in the Kramont Realty Trust
                  Distribution Reinvestment and Share Purchase Plan
         99.3     Form of Request for Waiver relating to participation in the Kramont Realty Trust
                  Distribution Reinvestment and Share Purchase Plan

(1)      Incorporated by reference to Kramont Realty Trust's Registration Statement on Form S-4 filed with the Securities and
         Exchange Commission on April 10, 2000 (Registration No. 333-34482).

Item 17.  Undertakings.

         The Company hereby undertakes:

         (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                                       II-2

                  (i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
         424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration
         Fee" table in this Registration Statement;

                  (iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on
Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the
Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this
Registration Statement.

         (2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby further undertakes that, for purposes of determining any liability under the
Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration
Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a trustee, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                       II-3

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Plymouth Meeting, State of Pennsylvania, on June 1, 2001.

                                                              KRAMONT REALTY TRUST

                                                              By: /s/ Louis P. Meshon, Sr.
                                            -----------------------------------
                                                                  Louis P. Meshon, Sr.
                                                                  President and Chief Executive Officer

                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Louis P. Meshon, Sr. or Norman M. Kranzdorf, and each or any of them, his true and lawful attorney-in-fact and agent, will full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated:

                  Name                                         Title                                      Date

/s/ Norman M. Kranzdorf                              Chairman of the Board of Trustees                 June 1, 2001
------------------------------------
   (Norman M. Kranzdorf)

/s/ Louis P. Meshon, Sr.                             President, Chief Executive Officer and            June 1, 2001
------------------------------------                 Trustee (Principal Executive Officer)
   (Louis P. Meshon, Sr.)

/s/ Etta M. Strehle                         Chief Financial Officer and Treasurer                      June 1, 2001
------------------------------------        (Principal Financial Officer and Principal
    (Etta M. Strehle)                       Accounting Officer)

/s/ George Demuth                           Chief Operating Officer and                                June 1, 2001
------------------------------------        Executive Vice President
   (George Demuth)

/s/ Bernard J. Korman                       Trustee                                                    June 1, 2001
------------------------------------
   (Bernard J. Korman)

/s/ H. Irwin Levy                           Trustee                                                    June 1, 2001
------------------------------------
   (H. Irwin Levy)

/s/ Milton S. Schneider                     Trustee                                                    June 1, 2001
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   (Milton S. Schneider)

/s/ E. Donald Shapiro                       Trustee                                                    June 1, 2001
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   (E. Donald Shapiro)

/s/ Alan L. Shulman                         Trustee                                                    June 1, 2001
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   (Alan L. Shulman)

                                                       II-4

                                                   EXHIBIT INDEX

Exhibit No.                                 Description                                                    Page No.

4.1                        Amended and Restated Declaration of Trust of Kramont Realty Trust(1)
4.2                        Amended and Restated Bylaws of Kramont Realty Trust(1)
4.3                        Form of Common Share Certificate
5.1                        Opinion of Ballard Spahr Andrews & Ingersoll LLP regarding legality of the
                           Common Shares
23.1                       Consent of BDO Seidman, LLP
23.2                       Consent of Ballard Spahr Andrews & Ingersoll LLP (included as part of Exhibit
                           5.1)
23.3                       Consent of Robinson Silverman Pearce Aronsohn & Berman LLP
24.1                       Power of attorney (included on signature page)
99.1                       Form of Authorization Form relating to participation in the Kramont Realty
                           Trust Distribution Reinvestment and Share Purchase Plan
99.2                       Form of Broker and Nominee Form relating to participation in the Kramont
                           Realty Trust Distribution Reinvestment and Share Purchase Plan
99.3                       Form of Request for Waiver relating to participation in the Kramont Realty Trust
                           Distribution Reinvestment and Share Purchase Plan

(1)      Incorporated by reference to Kramont Realty Trust's Registration Statement on Form S-4 filed with the Securities and
         Exchange Commission on April 10, 2000 (Registration No. 333-34482).